UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2016

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100 N. 18th Street, 23rd Floor Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania 19104

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective April 22, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Trustees of RAIT Financial Trust (“RAIT”) approved 2016 award opportunities pursuant to RAIT’s 2015 Annual Incentive Compensation Plan (the “Annual Cash Bonus Plan”) and RAIT’s 2015 Long Term Incentive Plan (the “Long Term Equity Plan”) for three of RAIT’s executive officers (the “Eligible Officers”). The Compensation Committee had previously adopted the Annual Cash Bonus Plan and the Long Term Equity Plan as sub-plans of RAIT’s 2012 Incentive Award Plan (the “2012 Plan”), which was previously approved by the shareholders of RAIT. The Eligible Officers are Scott F. Schaeffer, RAIT’s Chairman of the Board and Chief Executive Officer, Scott L. N. Davidson, RAIT’s President, and James J. Sebra, RAIT’s Chief Financial Officer and Treasurer. The terms of the awards (the “2016 Target Cash Bonus Awards”) under the Annual Cash Bonus Plan and the awards (the “2016 Long Term Equity Awards”) under the Long Term Equity Plan are described below.

2016 Target Cash Bonus Awards

•	The 2016 Target Cash Bonus Awards are composed of two components, as described below.

•	“Quantitative Bonus Award” — the Quantitative Bonus Award component of the 2016 Target Cash Bonus Award that may be earned by each Eligible Officer will be equal to 70% of the 2016 Target Cash Bonus Award for each participant, to be determined by RAIT’s performance relative to specified objective performance criteria established by the Compensation Committee as described below. The actual Quantitative Bonus Award earned by a participant may range from 0% and 150% of target based on actual performance for the year.

•	“Qualitative Bonus Award” – the Qualitative Bonus Award component of the 2016 Target Cash Bonus Award that may be earned by each Eligible Officer will be equal to 30% of the 2016 Target Cash Bonus Award for each participant, to be determined based on the Compensation Committee’s subjective evaluation of such participant’s performance relative to specified individual and/or collaborative criteria established by the Compensation Committee for each Eligible Officer, as described below. The actual Qualitative Bonus Award earned by a participant may range from 0% and 150% of target based on actual performance for the year.

2016 Target Cash Bonus Award Levels

The 2016 Target Cash Bonus Award levels set by the Compensation Committee for each of RAIT’s Eligible Officers based on 2016 performance are as follows:

Eligible Officer	2016 Quantitative Bonus Target	2016 Qualitative Bonus Target	Total 2016 Target Cash Bonus Award

Scott F. Schaeffer,	$840,000	$360,000	$1,200,000

Chief Executive Officer

Scott L. N. Davidson,	$805,000	$345,000	$1,150,000

President

James J. Sebra,	$245,000	$105,000	350,000

Chief Financial Officer and Treasurer

2016 Quantitative Bonus Award Criteria

The Compensation Committee has established the following objective performance metrics to be utilized in determining any payout with respect to the Quantitative Bonus Award portion of the 2016 Target Cash Bonus Award weighted based on these performance measurements:

•	Cash Available for Distribution (“CAD”) per share, calculated as that term has been used by RAIT in its public reporting, subject to a limitation that no CAD that results from the gain or loss on the sale of RAIT owned real property may be included in calculating CAD for purposes of performance pursuant to this plan.

•	Property sales, and

•	Recourse debt reduction, other than CMBS Facilities. Recourse debt and CMBS Facilities are defined as those terms have been defined by RAIT in its public reporting. The term “CMBS Facilities” includes RAIT’s fixed rate and floating rate warehouse lines of credit.

The actual Quantitative Bonus Award payment realized by an Eligible Officer for 2016 with respect to each applicable metric will depend on RAIT’s achievement of at least a “Threshold” level of performance established by the Compensation Committee with respect to that metric. There will be no Quantitative Bonus Award payable for that metric in the event RAIT achieves less than the Threshold level for the applicable annual performance period. RAIT’s achievement of the Threshold level for a designated metric will result in a payout of 50% of the proportion of the Quantitative Bonus Award allocated to that metric; the achievement of the Target level for a designated metric will result in a payout of 100% of the proportion of the Quantitative Bonus Award allocated to that metric; and the achievement of the Maximum level for a designated metric will result in a payout of 150% of the proportion of the Quantitative Bonus Award allocated to that metric. If the calculated percentage is between Threshold and Target or between Target and Maximum for an annual performance period, then the earned percentage will be prorated. The number of shares used for any per share metric shall the weighted average number of shares outstanding for the relevant period. The achievement of these levels and allocated payments are illustrated by the following table:

Quantitative Metric	Weighting	Range	Resulting Cash Payout*
CAD per share	25%	Threshold	50%

		Target	100%

		Maximum	150%

Property sales	20%	Threshold	50%

		Target	100%

		Maximum	150%

Recourse debt reduction	25%	Threshold	50%

		Target	100%

		Maximum	150%

2016 Qualitative Bonus Award Criteria

The Qualitative Bonus Award portion of each Eligible Officer’s 2016 Target Cash Bonus, which will be the remaining 30% of the overall target cash bonus, will be based on the Compensation Committee’s subjective evaluation of the Eligible Officer’s performance relative to achieving specified individual criteria established for 2016 for each participant, which the Compensation Committee has determined are also important elements of each Eligible Officer’s contribution to the creation of overall shareholder value.

2016 Target Cash Bonus Award Payments

•	All 2016 Target Cash Bonus Award payments will be made in the year following the completion of the annual performance period to which the 2016 Target Cash Bonus Award payment relates. The actual payment to each Eligible Officer will be made as soon as practical after final certification of the underlying performance results and approval of such payment by the Compensation Committee; provided, however, that, in order to comply with certain rules concerning the regulation of deferred compensation under the Internal Revenue Code of 1986, as amended, in no event will any such payment be made later than March 15 of such year.

•	Should an Eligible Officer terminate employment with RAIT prior to the conclusion of the applicable performance period, their 2016 Target Cash Bonus Award payment will be determined by the terms of such Eligible Officer’s employment agreement. These employment agreements generally provide that if defined conditions are met, in the event of the Eligible Officer’s death, disability, termination without cause, resignation for good reason or, under two Eligible Officers’ employment agreements, a change of control followed by termination in defined circumstances, the Eligible Officer would receive a lump sum cash payment equal to a pro rata portion of such Eligible Officer’s target annual cash bonus for and applicable to the fiscal year of his termination.

•	An individual who becomes an Eligible Officer, pursuant to SEC rules, after the beginning of an applicable annual incentive period, may be considered for a pro-rated bonus payment under the Annual Cash Bonus Plan at the discretion of the Compensation Committee.

Long Term Equity Awards

The 2016 Long Term Equity Awards for the Eligible Officers consist of the following two components:

•	“2016 Performance Share Unit Awards” — 75% of the target value of each Eligible Officer’s annual 2016 Long Term Equity Award consist of Performance Share Unit Awards (the “2016 PSUs”) authorized by the Compensation Committee under the Long Term Equity Plan adopted pursuant to the 2012 Plan, with the number of RAIT common shares of beneficial interest (“Common Shares”) issued or their equivalent value in cash paid, at the Compensation Committee’s option, at the conclusion of the relevant performance period. The number of 2016 PSUs earned will be determined 100% by RAIT’s performance for the three year period commencing January 1, 2016 and ending December 31, 2018 relative to three long term performance metrics established by the Compensation Committee, as described in greater detail below. The Compensation Committee did not allocate any portion of the 2016 PSUs to subjective factors.

The actual number of 2016 PSUs earned by a participant may range from 0% to 150% of target based on actual performance for the performance period. The performance based awards vest 50% at December 31, 2018 based on performance for 2016-2018, and the 50% balance, consisting of the same number of shares that were awarded at December 31, 2018, become time vesting and vest one year thereafter, subject to forfeiture in such year only in the event RAIT has terminated the Eligible Officer’s employment for cause or the Eligible Officer has resigned without good reason as determined, in each situation, under such Eligible Officer’s employment agreement. The Compensation Committee currently intends to redeem any vested 2016 PSUs with Common Shares, subject to the availability of Common Shares under the 2012 Plan at the time of vesting.

•	“Annual Restricted Share Awards” – 25% of the target value of each Eligible Officer’s 2016 Long Term Equity Awards consists of a grant of time-vesting Restricted Shares determined by dividing the dollar value of that portion of the annual 2016 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

Structure of 2016 PSUs

•	The number of 2016 PSUs was determined by dividing the maximum dollar value of that portion of the annual 2016 Long Term Equity Award allocated to such 2016 PSUs by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

•	The number of Common Shares issued, or their equivalent value in cash paid, at the Compensation Committee’s option, to an Eligible Officer upon the maturity of a Performance Share Unit Award at the end of the relevant performance period will depend on RAIT’s achievement of at least a “Threshold” level of three metrics: (1) Total Shareholder Return or “TSR” (stock price appreciation plus aggregate dividends) as compared to a peer group of public companies (the “TSR Performance Peers”) over the same time period, using the relative percentile ranking approach for such comparison, (2) TSR as compared to the TSR for the FTSE NAREIT Mortgage REIT Index (the “NAREIT Mortgage Index”), and (3) TSR for holders of Common Shares on an absolute basis.

The “Threshold,” “Target,” and “Maximum” benchmarks to be established for the TSR achieved by RAIT over each relevant three-year performance period in comparison to the performance metrics listed below and the resulting impact on the number of shares earned by each Eligible Officer upon the maturity of Performance Share Units at the conclusion of each three-year performance period, is summarized in the following table:

Metric	Weighting	Threshold 0.5x Payout	Target 1x Payout	Maximum 1.5x Payout

Relative 3-Year TSR vs. TSR Performance Peers	40%	50th Percentile	65th Percentile	90th Percentile

Relative 3-Year TSR vs. NAREIT Mortgage Index	30%	50th Percentile	65th Percentile	90th Percentile

Absolute 3-Year TSR	30%	52.09%	64.3%	90.66%

No awards will be earned if below threshold performance is achieved for a particular metric. If performance falls between Threshold and Target or Target and Maximum for any performance period, then the number of Performance Share Units earned will be prorated.

Structure of Annual Restricted Share Awards

•	At the initial date of grant, 25% of the target value of each Eligible Officer’s 2016 Long Term Equity Awards will be allocated to an Annual Restricted Share Award.

•	The number of shares issued with respect to the time-vesting Annual Restricted Share component of each 2016 Long Term Equity Award will be determined by dividing the dollar value of that portion of the annual 2016 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

•	Common Shares subject to the Annual Restricted Share Awards will vest 25% per annum on the first four anniversaries from the date of grant.

Grant of 2016 Long Term Equity Awards

Effective as of April 22, 2016, each of the Eligible Officers was granted a 2016 Long Term Equity Award, consisting of both a 2016 PSU, having the target value shown in the table below for the 2016–2018 performance period, and an Annual Restricted Share Award having the target value shown in the table below for fiscal year 2016:

Eligible Officer	Target Value of Initial Long Term Equity Award	Target Value of Performance Share Units Award	Number of Performance Share Units Issued (1)	Target Value of Annual Restricted Award	Number of Shares Issued for Annual Restricted Share Award(2)

Scott F. Schaeffer,	$1,000,000	$750,000	391,986	$250,000	87,108

Chief Executive Officer

Scott L. N. Davidson,	$950,000	$712,500	372,386	$237,500	82,752

President

James J. Sebra,	$125,000	$93,750	48,998	$31,250	10,888

Chief Financial Officer and Treasurer

(1)	The number of Performance Share Units granted in relation to the target value of each Performance Share Unit Award was determined by multiplying such value by the maximum payout ratio of 1.5 and dividing the result by the closing price of a Common Share on the New York Stock Exchange on the date of grant, $2.87.
(2)	The number of Common Shares issued in relation to each Annual Restricted Share Award was determined by dividing the dollar value of that portion of the annual 2016 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant, $2.87.

Additional Terms of the 2016 Long Term Equity Awards

Dividends will be paid with respect to outstanding Restricted Share Awards, subject to forfeiture prior to vesting. Dividend Equivalents will not be paid on the 50% of the Performance Share Unit Awards that have met the 3 year performance based criteria and have vested, but Dividend Equivalents will be paid on the remaining 50 % of the Performance Share Unit Awards only for the year during which they time vest, subject to forfeiture prior to vesting. No Dividend Equivalents will be paid while the Performance Share Unit Awards are subject to performance criteria. Dividend Equivalents will accrue only on the portion of the Performance Share Unit Awards which have met the performance criteria and remain subject only to time vesting.

The Restricted Share Awards will have voting rights and the Performance Share Unit Awards will not have any voting rights.

Any Eligible Officer whose employment is terminated will forfeit any unvested long term equity awards except with respect to Performance Share Units in the event of a Qualified Termination or Retirement as described below and except where such Eligible Officer’s employment agreement with RAIT provides for accelerated vesting in defined circumstances upon a change of control of RAIT.

If an Eligible Officer’s employment is terminated due to death or disability and other than voluntarily or for cause (as defined in the relevant employment agreement for each Eligible Officer) (a “Qualified Termination”) prior to the conclusion of the 3-year performance period applicable to such Eligible Officer’s Performance Share Units, then such performance period will be shortened to conclude on the date of such Qualified Termination (a “Shortened Performance Period”). In such event, the Compensation Committee will determine within three months after the date of such Qualified Termination the number of Performance Share Units earned by such Eligible Officer, if any, for such Shortened Performance Period in accordance with the performance criteria established for such award. The Eligible Officer’s earned Performance Share Units, if any, will vest as of the date that the Compensation Committee determines the achievement of such performance criteria and will not be subject to the additional time based vesting period. The number of Performance Share Units eligible to be earned shall be determined on a pro rata basis by multiplying the number of Performance Share Units issued to such Eligible Officer by a fraction, the numerator is the number of days in the Shortened Performance Period and the denominator of which is the number of days in the original 3-year Performance Period. With respect to earned Performance Share Units held by the Officer for which the Performance Period is complete but for which the additional time-based vesting period is incomplete prior to the Eligible Officer’s Qualified Termination, any restrictions on such earned awards shall lapse and such earned awards shall automatically become fully vested as of the date of such Qualified Termination.

In the event of an Eligible Officer’s “Retirement” (as defined below), the 2016 PSUs will vest in the following manner. If such Retirement occurs during the performance period, the number of 2016 PSUs vested will be determined on a pro rata basis by multiplying the 2016 PSUs earned in the performance period by a fraction, the numerator is the number of days from the beginning of the performance period to the date of such Retirement and the denominator of which is the total number of days in the 3-year performance period. If an Eligible Officer’s Retirement occurs after the performance period, 100% of the 2016 PSUs earned in the performance period will vest upon Retirement. The above notwithstanding in no event will any 2016 PSUs vest if the performance targets are not met. “Retirement” is defined in the 2016 PSUs as the Eligible Officer’s voluntary separation of employment following satisfaction of the “Rule of 70.” The Rule of 70 will be satisfied upon (1) completion of at least fifteen (15) years of service with RAIT or its related entities; (2) attainment of age 55 and (3) such Eligible Officer’s combined age and service equals at least 70. An Eligible Officer may separate upon Retirement subject to providing at least six (6) months’ advance notice to RAIT and entering into a separate three-year non-competition and non-solicitation agreement if requested. In the event the 2016 PSUs vest due to Retirement, 50% of the vested 2016 PSUs will be redeemable as of the relevant determination date and the remaining 50% will be redeemable on the first anniversary of the last day of the performance period.

On April 22, 2016, the Compensation Committee adopted amendments to the performance share units granted to the Eligible Officers in March 2015 to provide for vesting upon a defined retirement on the same terms as those described above for the 2016 PSUs.

Clawback Policy

Awards made under the Annual Cash Bonus Plan and the Long Term Incentive Program for the Eligible Officers are subject to a clawback policy which will allow RAIT to recover amounts paid to such officer pursuant to such awards to the extent that the Compensation Committee, following an appropriate investigation and consideration of all relevant circumstances, determines that such officer has engaged in fraud or willful misconduct that caused the requirement for a material accounting restatement of RAIT’s financial statements due to material noncompliance with any financial reporting requirement (excluding any restatement due solely to a change in accounting rules).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

April 28, 2016	By:	/s/ Scott F. Schaeffer
Name: Scott F. Schaeffer
Title: Chairman of the Board and Chief Executive Officer